As filed with the U.S. Securities and Exchange Commission on October 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT

___________

SEALSQ Corp

(Exact name of registrant as specified in its charter)

_______________________

British Virgin Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Avenue Louis-Casaï 58

1216 Cointrin, Switzerland

(Address of principal executive offices)

John O’Hara

Chief Financial Officer

SEALSQ Corp

Craigmuir Chambers, Road Town

Tortola, British Virgin Islands VG1110

Tel: 011-41-22-594-3000

Fax: 011-41-22-594-3001

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address and telephone number of agent for service)

_______________________

Copies to:

_______________________

Herman H. Raspé, Esq. Patterson Belknap Webb & Tyler LLP 1133 Avenue of the Americas New York, New York 10036 Tel: (212) 336-2000	George Weston Harney Westwood & Riegels (BVI) LP Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, British Virgin Islands Tel: (284) 852 4333

_______________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Ordinary Shares

Warrants

Subscription Rights

Units

of

SEALSQ Corp

 _____________

This prospectus relates to the offer and sale by SEALSQ Corp from time to time of Ordinary Shares, warrants to purchase Ordinary Shares, subscription rights or units. We may also offer securities that may be issuable upon the conversion, exercise or exchange of warrants or subscription rights. We refer to all of the foregoing securities collectively as the “securities” in this prospectus.

In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement (the “selling shareholders”) may offer and sell the securities held by them. The selling shareholders may sell the securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the securities by the selling shareholders.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer, and any applicable fees, commissions or discounts.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the ticker symbol “LAES.” The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on October 17, 2025 was $6.67 per Ordinary Share.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 8 and the “Risk Factors” in “Item 3.D: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 20, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may offer Ordinary Shares, including warrants to purchase Ordinary Shares, subscription rights and units, in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.

Each time we offer our securities pursuant to this registration statement, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, any related free writing prospectus and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement, or any related free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with United States generally accepted accounting principles.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus, “we,” “us,” “our,” the “Company” and “SEALSQ” refers to SEALSQ Corp. Any reference to “WISeKey” is to WISeKey International Holding AG and its subsidiaries, except where the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

This prospectus, any prospectus supplement and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus and in any prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any prospectus supplement are the property of their respective owners.

ABOUT OUR COMPANY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry and investing in our securities that we describe under “Risk Factors,” and our consolidated financial statements and the related notes incorporated by reference in this prospectus before making an investment in our securities.

Business Strategy

Our strategy involves (i) developing post-quantum technology hardware and software solutions and (ii) using our cash and other sources of liquidity to maximize shareholder value, including through potential investment and/or acquisition opportunities.

Post-Quantum Technology

SEALSQ is a leading innovator in Post-Quantum Technology hardware and software solutions. Our technology seamlessly integrates Semiconductors, Public Key Infrastructure (“PKI”), and Provisioning Services, with a strategic emphasis on developing state- of-the-art Quantum Resistant Cryptography and Semiconductors designed to address the urgent security challenges posed by quantum computing. Our products are engineered to safeguard critical systems, enhancing resilience and security across diverse industries.

SEALSQ was established as a subsidiary of WISeKey International Holding AG, combining decades of expertise in cryptographic security and trusted digital infrastructure. Headquartered in Switzerland, we operate across Europe, the United States, and other strategic markets. Our solutions provide the foundation of digital trust for businesses and governments worldwide.

SEALSQ’s comprehensive portfolio, which includes secure microcontrollers, PKI services, compliance with IoT standards like Matter, GSMA eUICC root certificates, tailored ASICs, and post-quantum cryptography capabilities, uniquely positions the Company to address evolving market needs. These capabilities, combined with SEALSQ’s entry into the Trust Platform Module (“TPM”) market, ensure strong growth potential and market leadership in the cybersecurity and IoT sectors.

SEALSQ delivers integrated digital security solutions that combine four critical components into a unified offering: Root-of-Trust, Secure Chips, trusted Identity Generation and Management (PKI), and Personalization Services. Together, these components ensure the confidentiality, integrity, and authenticity of connected devices and digital communications.

Our offerings are structured around four foundational technology pillars:

1.	Our Swiss-based Post Quantum Root of Trust:

Offering neutrality, reliability, and is certified by leading industry standards such as WebTrust (browsers), Matter (Smart Home), and Wi-SUN (Smart Grid).

2.	Public Key Infrastructure Services:

Leveraging this root-of-trust we offer a SaaS solution to issue and manage cryptographic credentials that authenticate users, devices, and systems. Our platform uses Quantum Resistant Cryptographic Algorithms recommended by the National Institute of Standards and Technology (NIST).

3.	Personalization Services:

Industrial-scale systems for embedding digital identities into secure microcontrollers, enabling seamless integration and secure operation at scale.

4.	Quantum Resistant certified secure microcontrollers:

Designed to protect and store digital identities, ensuring robust authentication for connected devices and systems.

SEALSQ’s comprehensive product range meets the growing demand for secure, certified solutions across industries:

•	Post-Quantum Chips: SEALSQ is developing two secure microcontrollers with quantum-resistant cryptographic capabilities, scheduled for market release in Q4 2025.

•	VaultIC Secure Microcontrollers: Pre-certified cryptographic chips for IoT devices, enabling secure authentication and protection against cyber threats. Recent innovations include VaultIC292 for Matter & devices, and VaultIC408 for smart meters and industrial IoT.

•	Public Key Infrastructure: INeS, our PKI-as-a-Service software leverages on our Swiss-based Root of Trust to conveniently and scalably issue and manage trusted device identities ensuring IoT device compliance with protocols such as Matter, Wi-SUN, and WebTrust. Our PKI solutions now include post-quantum algorithms to protect against quantum threats.

•	Personalization Services: Enabling clients to pre-provision private keys and certificates into chips within 4 weeks, reducing costs and time-to-market. But also, on-line or off-line during device manufacturing using our INeS Box device.

SEALSQ solutions serve high-growth industries requiring secure, scalable, and certified solutions. Some examples of the use cases of our products are as follows:

•	Smart Homes & Consumer Electronics: SEALSQ products help device makers accelerating time to market and reducing costs by easing compliance with the growingly adopted Matter protocol that ensures secure and seamless interoperability across connected devices, addressing a market projected to reach $78 billion by 2025 (Source: Statista 2023).

•	Automotive: Securing Plug-and-Charge infrastructure (EV Charging stations), a sector expected to grow at a 31% CAGR through 2030 (Source: Fortune Business Insights 2022).

•	IoT and Smart Cities: Protecting billions of IoT devices, with the number of connected devices requiring protection anticipated to reach 28.3 billion units by 2027 (Source: IoT Analytics 2023). Critical Infrastructure: Securing smart grids and utilities through FIPS 140-3 certified solutions.

•	Healthcare: Enabling secure communication for medical devices and sensitive patient data.

•	Industrial IoT: Providing tamper-resistant chips for sensors and mission-critical systems.

SEALSQ semiconductors and PKI services contribute to secure millions of objects: luxury products, routers, gateways, utilities meters, E.V. chargers, drones, authentication dongles, storage memory USB sticks, medical devices, connected door-locks, and a variety of other electronic consumers devices.

Investment Policy

On September 3, 2025, the Board of Directors of SEALSQ Corp (the “Board”) authorized the establishment of an investment committee (the “Investment Committee”) comprised of a minimum of three members of the Board with a mandate to oversee the implementation of the Company’s investment policy (the “Investment Policy”). In accordance with the Board resolution, the Board has delegated authority to manage the Company’s portfolio of securities or other investments to the Investment Committee, together with such personnel and advisors as the Investment Committee may choose. The Investment Committee is expected to regularly review risks related to the Company’s investment portfolio, including concentration risk. When allocating cash to various investment opportunities and considering related investment risks, the Investment Committee is expected to consider market-based factors, including risk adjusted after-tax yields. When reviewing concentration risk, the Investment Committee should consider the liquidity needs of the Company, among other things. Investments are to be made in accordance with the guidelines in the Investment Policy that will be reviewed at least annually, with oversight conducted by senior officers and the Investment Committee.

The overall goals of the Investment Policy are to provide sufficient liquidity to meet the day-to-day financial obligations of the Company, and to optimize investment returns within the guidelines of the Investment Policy. Permissible investment instruments include cash and cash equivalents (e.g. bank obligations, money market funds, and commercial paper), fixed income securities (e.g. obligations of the U.S. Treasury and U.S. Government, tax exempt obligations of states and municipalities, and corporate bonds/notes), equity securities (limited to those listed on the New York Stock Exchange (“NYSE”), NYSE American, NYSE Arca or the Nasdaq Stock Market and in compliance with the listing standards of the applicable exchange) and certain crypto-currencies, including Bitcoin, Ethereum, HBAR (which are digital assets based on an open source cryptographic protocol existing on the Hedera Network), WECAN tokens (which are Ethereum-based native utility tokens compliant with the ERC-20 standard tokens issued by WeCan Group SA, a Swiss blockchain and data compliance company in which SEALSQ Corp has a 28.30% equity stake), and other tokens subject to approval by the Investment Committee. Individual exceptions to the Investment Policy may only be made by the unanimous agreement of the Investment Committee or, if the Investment Committee is unable to reach unanimous agreement on such exception, by the Board.

On September 3, 2025, as part of our establishment of the Investment Committee, the Board approved the addition of Bitcoin, Ethereum, HBAR, and WeCan Tokens (collectively, the “Approved Crypto-Currencies”) as treasury reserve assets, so that up to $30 million of our cash, or proceeds from future debt and equity issuances, may be invested in the Approved Crypto-Currencies.

The Investment Committee will direct the investment activity of the Company in public and private markets pursuant to authority granted by the Board. Depending on certain market conditions and various risk factors, members of the Investment Committee, each in their personal capacity or through affiliated investment vehicles, may at times invest in the same securities, instruments or other assets (including crypto-currencies) in which the Company invests. The Board anticipates that such investments will align the interests of the Company with the interests of related parties because it places the personal resources of such Investment Committee members at risk in substantially the same manner as resources of the Company in connection with investment decisions made by the Investment Committee on behalf of the Company.

Our Chairman, Chief Executive Officer and member of the Board of Directors, Carlos Moreira, is a member of the board of directors of WeCan Group SA (“WeCan”), the developer of the WeCan Token. Mr. Moreira will recuse himself from any decision making regarding any investment in the WeCan Token. As of September 9, 2025, we hold a 28.3% equity stake in WeCan. We intend to take a similar approach with respect to recusal for purchase of other securities or digital assets issued by companies with which SEALSQ board members and executives have an “affiliation” (other than passively owning shares or digital assets).

In December 2023, the FASB issued ASU No. 2023-08, “Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets.” This standard provides accounting and disclosure guidance for crypto assets that meet the definition of an intangible asset and certain other criteria. In-scope assets are subsequently measured at fair value with changes recorded in the income statement. The standard requires separate presentation of (1) in-scope crypto assets from other intangible assets and (2) changes in the fair value of those crypto assets. Disclosure of significant crypto asset holdings and an annual reconciliation of the beginning and ending balances of crypto assets are also required. This ASU becomes effective for annual periods beginning in 2025, including interim periods, with early adoption permitted. The Company has adopted this policy and there was no impact of this standard on its historic consolidated financial statements. The Company anticipates that this standard may have an impact on its consolidated financial statements in the future due to potential fluctuations in the value of its proposed investment in the Approved Crypto-Currencies.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

In addition, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company.

For as long as we take advantage of the reduced reporting obligations, the information that we provide our shareholders may be different from information provided by other public companies.

Foreign Private Issuer

As a foreign private issuer, we are permitted to, and we do, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our securities.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the Nasdaq corporate governance practices required to be followed by domestic U.S. companies listed on Nasdaq. The standards applicable to us are considerably different from the standards applied to domestic U.S. issuers. For instance, we are not required to:

•	have a majority of the board of directors be independent (although all of the members of the audit committee must be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors; or

•	have regularly scheduled executive sessions with only independent directors.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

Because we qualify as a foreign private issuer under the Exchange Act, we are also exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material non-public information under Regulation FD.

Recent Developments

Sales under the ATM Facility

On May 19, 2025, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”) and Maxim Group LLC, pursuant to which we may elect to sell, from time to time through Cantor, acting as the sole designated sales agent and/or principal, Ordinary Shares, having an aggregate offering amount of up to $100,000,000 (the “ATM Facility”).

As of the date hereof, we have sold an aggregate of 15,450,000 Ordinary Shares under the ATM Facility.

Warrant Inducement

On October 5, 2025, the Company entered into a letter agreement (the “Warrant Inducement Agreement”) with the holders (the “Warrant Investors”) of Class A Warrants issued on July 15, 2025 (the “Class A Warrants”), whereby in consideration for exercising in full all of the existing Class A Warrants held by such Warrant Investors at the exercise price per Ordinary Share as set forth in Class A Warrants of $4.60 (the “Warrant Exercise”), the Company agreed to (i) amend the Class A Warrants to provide for the issuance of Ordinary Shares, or Pre-funded Warrants (the “October 5 Pre-funded Warrants”), at the option of the holder, if, as a result of the exercise of the Class A Warrants, the holder’s beneficial ownership of the Ordinary Shares would exceed such holder’s beneficial ownership blocker election as set forth in its Class A Warrant immediately following such exercise, and (ii) issue registered Class C Warrants to the Warrant Investors (the “Class C Warrants” and together with the October 5 Pre-funded Warrants, the “Warrants”) to purchase up to 26,250,000 Ordinary Shares.

Increase of Authorized Capital

On October 6, 2025, we amended our Memorandum and Articles of Association to increase our authorized share capital from 200,000,000 Ordinary Shares to 500,000,000 Ordinary Shares, as approved by the Company’s board of directors on October 6, 2025.

Registered Direct Offering and Concurrent Private Placement

Securities Purchase Agreement

On October 15, 2025, Company entered into the Purchase Agreement with the selling shareholders pursuant to which the Company agreed to sell and issue in a registered direct offering (the “Registered Offering”) to the selling shareholders 12,640,000 Ordinary Shares at an offering price of $7.50 per share.

The Registered Offering was made pursuant to the Company’s existing shelf registration statement on Form F-3 (File No. 333- 286098) filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the SEC on April 2, 2025 (the “Initial Registration Statement”) and the Registration Statement on Form F-3 MEF (File No. 333-290874) filed by the Company with the SEC under the Securities Act pursuant to Rule 462(b) thereunder on October 15, 2025 (the “Supplemental Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). A prospectus supplement to the Registration Statement was filed with the Commission on October 16, 2025.

In a concurrent private placement pursuant to the Purchase Agreement (the “Concurrent Private Placement,” and together with the “Registered Offering,” the “Offering”), the Company agreed to sell to the selling shareholders (i) unregistered Pre-funded Warrants to purchase up to 14,026,666 Ordinary Shares and (ii) unregistered Class D Warrants to purchase up to 53,333,332 Ordinary Shares at a combined offering price of $7.50 per Pre-funded Warrant and accompanying Class D Warrants.

The Class D Warrants are exercisable immediately upon issuance, and have a term of exercise of seven (7) years from the issuance date and had an exercise price per share equal to $9.25. Each Pre-funded Warrant is exercisable for one Ordinary Share at $0.0001 per Ordinary Share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The exercise price of the Private Warrants and the number of Ordinary Shares issuable upon exercise of the Private Warrants are subject to applicable adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Ordinary Shares.

The Private Warrants and the Resale Shares issuable upon the exercise of the Private Warrants were offered in the Concurrent Private Placement pursuant to the exemption under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the Private Warrants and the Resale Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. We are registering the Resale Shares on behalf of the selling shareholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the selling shareholders pursuant to the Purchase Agreement.

The gross proceeds to the Company from the Offering were approximately $200,000,000.00, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

Placement Agency Agreement

On October 15, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent an aggregate fee equal to 6.0% of the aggregate gross proceeds received by the Company from the sale of the Ordinary Shares and Private Warrants in the Offering. The Company also agreed to reimburse the Placement Agent for up to $100,000.00 in accountable expenses, including the Placement Agent’s legal counsel’s fees.

Corporate Information

SEALSQ Corp is a British Virgin Islands (“BVI”) business company incorporated and existing under the laws of the British Virgin Islands. Our registered office in the British Virgin Islands is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Our principal executive offices and effective place of management are located at Avenue Louis-Casaï 58, 1216 Cointrin, Switzerland. Our telephone number from the United States is 011 41 22 594 3000. Our website can be accessed at www.SEALSQ.com. The information on or linked to on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3.D: Key Information—Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

General Risks

Acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business.

We expect to continue making acquisitions and entering into joint ventures and strategic alliances as part of our long-term business strategy. Acquisitions and other transactions and arrangements involve significant challenges and risks, including that they do not receive the required government approvals to close, that they do not advance our business strategy, that we get an unsatisfactory return on our investment, that they raise new compliance-related obligations and challenges, that we have difficulty integrating and retaining new employees, business systems, and technology, that they distract management from our other businesses, or that announced transactions may not be completed. If an arrangement fails to adequately anticipate changing circumstances and interests of a party, it may result in early termination or renegotiation of the arrangement. We also have limited ability to control or influence third parties with whom we have arrangements, which may impact our ability to realize the anticipated benefits. The success of these transactions and arrangements depend in part on our ability to leverage them to enhance our existing products and services or develop compelling new ones, as well as the acquired companies’ ability to meet our policies and processes in areas such as data governance, privacy, and cybersecurity. It may take longer than expected to realize the full benefits from these transactions and arrangements, such as increased revenue or enhanced efficiencies, or the benefits may ultimately be smaller than we expected.

Resales of our Ordinary Shares in the public market following this offering may cause the trading price to fall.

The resale of a substantial number of Ordinary Shares could depress the trading price of our Ordinary Shares. If our shareholders sell substantial amounts of our Ordinary Shares in the public market following an offering, the trading price of our Ordinary Shares could fall.

Our stock price has been and may continue to be volatile.

The market price of our Ordinary Shares has been, and is likely to continue to be, volatile. The variance in our stock price makes it difficult to forecast the stock price at which an investor may be able to buy or sell Ordinary Shares. The market price for our Ordinary Shares could be subject to fluctuations as a result of factors that are out of our control, such as:

•	actual or anticipated variations in our results of operations;

•	general conditions and trends in the semiconductor industry; and

•	general economic, political and market conditions.

We may, in the future, issue additional Ordinary Shares, which would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of Ordinary Shares, including in “at the market” or continuous equity offerings may result in substantial dilution in the percentage of our Ordinary Shares held by our then existing shareholders. We may value any Ordinary Shares in the future on an arbitrary basis. The issuance of Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, might have an adverse effect on any trading market for our Ordinary Shares and could impair our ability to raise capital in the future through the sale of equity securities. . Under “at the market” or continuous equity offerings”, we will have discretion, subject to market demand, to vary the timing, prices and number of shares sold.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on the Nasdaq Stock Market, LLC, the market for our Ordinary Shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their Ordinary Shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their Ordinary Shares and may impair our ability to raise capital to continue to fund operations by selling Ordinary Shares and may impair our ability to acquire additional assets by using our Ordinary Shares as consideration.

Our business could suffer as a result of tariffs and trade sanctions or similar actions.

The imposition by the U.S. government of trade measures, including tariffs, sanctions or other restrictions on goods exported from, or imported into, the United States, or countermeasures imposed in response to such U.S. government trade measures, could adversely affect global economic conditions, our operations or our ability to sell our products globally, which could adversely affect our operating results and financial condition. Recently, the U.S. government has initiated the imposition of stronger trade measures on certain goods exported from, or imported into, the U.S., and reciprocally non-U.S. governments have increased their threat and implementation of countermeasures. For example, recently, the U.S. government announced proposed tariffs on imports of semiconductor chips into the U.S. The U.S. President has increased, and reserved for further increases in, the scope and amount of tariffs in the event of retaliatory countermeasures, and the future of existing tariffs and, as a result, the possibility for new tariffs and countermeasures, remains very uncertain. A large amount of our current supply chain does not directly import products to the U.S. as we supply to contract manufacturers located outside the U.S. This is the case even when our ultimate customer is a U.S. company. However, the tariffs on imports of semiconductor chips, or products containing semiconductor chips, into the U.S. could impact upon the contract manufacturers, and the entire semiconductor supply chain, when the finished goods are delivered to the end-customer. Furthermore, end-customers may seek to restructure the supply chain to areas or countries unaffected by tariffs, or demand for the semiconductor supply chain to absorb the added costs of the tariffs and that will, in turn, reduce our revenue and gross profit. There is a further possibility that any future tariffs may still impact upon our ability to sell our product and to remain competitive in the market. Escalations in trade measures may directly impair our business by increasing trade-related costs or disrupting established supply chains and may indirectly impair our business by causing a negative effect on global economic conditions and financial markets. In addition, de-escalation of trade measures, or selected exemptions from trade measures, may not result in an immediate increase in our business activity. The ultimate impact of the evolving trade measures is uncertain and may be affected by various factors, including whether and when such trade measures are implemented, the timing when such measures may become effective, and the amount, scope, or nature of such trade measures.

Additional changes or threatened changes in U.S. trade measures have affected and may continue to affect trade involving many countries as well, including Mexico, Canada, Colombia, Taiwan, the People’s Republic of China, the United Kingdom, and the member countries of the European Union. Each of these measures or threatened measures may instigate reciprocal countermeasures by affected countries, potentially accelerating further increases in trade measures. Any trade measure against Taiwan may specifically target imports of semiconductor products, which, if imposed, could seriously and negatively affect our business and the U.S. economy overall. The materials subject to these trade measures may impact the cost or availability of raw materials used by our suppliers or in our customers’ products. We cannot predict the evolving trade policies, but the imposition of trade measures by the U.S. on a broader range of imports, or further retaliatory trade measures taken in response to additional U.S. trade measures, could increase costs in our supply chain or reduce demand of our customers’ products, either of which could adversely affect our results of operations. Any increase in trade-related costs associated with such measures may impair the profitability of such international production, may strain our suppliers’ ability to reliably provide inputs necessary to produce these items, and may otherwise affect our partners’ abilities to provide our products at previously contracted prices. Our business and financial results could be negatively affected as a result.

Risks Related to Our Investment Policy and Investment Portfolio

The value of our investment portfolio may decline.

The Company’s Investment Policy permits the Company to invest from time to time in securities and certain crypto-currencies as approved by the Board (collectively referred to herein as the “Approved Crypto-Currencies”), including Bitcoin, Ethereum, HBAR (which are digital assets based on an open source cryptographic protocol existing on the Hedera Network), and WECAN tokens (which are Ethereum-based native utility token compliant with the ERC-20 standard tokens issued by WeCan Group SA, (a Swiss blockchain and data compliance company in which SEALSQ Corp has a 28.30% equity stake)), and the Company will be exposed to market volatility in connection with these investments. The Company’s financial position and financial performance could be adversely affected by worsening market conditions or poor performance of such investments. Bitcoin, for example, is a highly volatile asset and has experienced significant price fluctuations over time. Our crypto-currency strategy has not been tested and may prove unsuccessful. The Company may also invest from time to time in nonmarketable securities and may need to hold such instruments for a long period of time and may not be able to realize a return of its cash investment should there be a need to liquidate to obtain cash at any given time. The Company may also invest from time to time in securities that are interest-bearing securities and if there are changes in interest rates, those changes would affect the interest income the Company earns on these investments and, therefore, impact its cash flows and results of operations, as well as the value of such assets as reflected on the balance sheet.

Our investment portfolio may be concentrated in just a few holdings, which may result in a single holding significantly impacting the value of our investment portfolio.

The Company’s investment portfolio is overseen in accordance with the guidelines approved by the Investment Committee pursuant to the Investment Policy. The Company’s investment portfolio may be concentrated in just a few holdings. Accordingly, a significant decline in the market value of one or more of such holdings may not be offset by hypothetically better performance of the other holdings, if any. This concentration of risk may result in a more pronounced effect on net income and stockholders’ equity and may result in greater volatility in the fair market value of the Company’s investment portfolio from one period to another.

The trading prices of many digital assets, including the Approved Crypto-Currencies, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of any of the Approved Crypto-Currencies, is likely to influence our financial results and the market price of our ordinary shares.

Digital assets are highly volatile assets, and to the extent we hold material positions in the Approved Crypto-Currencies or other digital assets, fluctuations in the price of any of the Approved Crypto-Currencies or other digital assets are likely to influence our financial results and, as a result, the market price of our ordinary shares. To the extent we hold material positions in the Approved Crypto-Currencies or other digital assets, our financial results and the market price of our ordinary shares would be adversely affected, and our business and financial condition would be negatively impacted, if the price of any of the Approved Crypto-Currencies or other digital assets decreased substantially (as it has in the past, such as during 2022), including as a result of:

•	decreased user and investor confidence in any of the Approved Crypto-Currencies or other digital assets, including due to the various factors described herein;

•	investment and trading activities, such as

(i)	trading activities of highly active retail and institutional users, speculators, miners and investors,

(ii)	actual or expected significant dispositions of any of the Approved Crypto-Currencies or other digital assets by large holders, and

(iii)	actual or perceived manipulation of the spot or derivative markets for any of the Approved Crypto-Currencies or other digital assets or spot Approved Crypto-Currencies or other digital assets exchange traded products;

•	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, any of the Approved Crypto-Currencies or the broader digital assets industry;

•	changes in consumer preferences and the perceived value or prospects of any of the Approved Crypto-Currencies or other digital assets;

•	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for Bitcoin or Ethereum purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of Bitcoin, Ethereum or other digital assets or adversely affect investor confidence in digital assets generally;

•	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of substantial amounts of Bitcoin from Bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of Bitcoin;

•	disruptions, failures, unavailability, or interruptions in service of trading venues for any of the Approved Crypto-Currencies, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection;

•	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

•	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of any of the Approved Crypto-Currencies, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•	further reductions in mining rewards of Bitcoin or other digital assets, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate Bitcoin or other digital asset transactions, or increases in the costs associated with Bitcoin or other digital asset mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network or other digital asset networks;

•	transaction congestion and fees associated with processing transactions on the Bitcoin, Ethereum, Hedera and/or WECAN tokens or other digital asset networks;

•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

•	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain or other digital asset blockchains and networks becoming insecure or ineffective; and

•	changes in national and international economic and political conditions.

The Approved Crypto-Currencies and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

The Approved Crypto-Currencies and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects and evolving, and it is possible that regulators in the United States or other countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of any of the Approved Crypto-Currencies.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of any of the Approved Crypto-Currencies and other digital assets or the ability of individuals or institutions to own or transfer any of the Approved Crypto-Currencies and other digital assets. Regulatory authorities have been evolving in their approach to digital assets. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally, and the Approved Crypto-Currencies specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of any of the Approved Crypto-Currencies and, in turn, adversely affect the market price of our ordinary shares.

Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of the Approved Crypto-Currencies in particular, may also impact the price of any of the Approved Crypto-Currencies or other digital assets and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Approved Crypto-Currencies may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to the Approved Crypto-Currencies, institutional demand for the Approved Crypto-Currencies as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for the Approved Crypto-Currencies as a means of payment, and the availability and popularity of alternatives to the Approved Crypto-Currencies. Even if growth in the adoption of the Approved Crypto-Currencies occurs in the near or medium-term, there is no assurance that usage of the Approved Crypto-Currencies will continue to grow over the long-term.

Because the Approved Crypto-Currencies have no physical existence beyond the record of transactions on their respective blockchains and networks, a variety of technical factors related to the Approved Crypto-Currencies blockchains and networks could also impact the price of the Approved Crypto-Currencies. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain or other digital asset blockchains and networks and negatively affect the price of Bitcoin or other digital assets. The liquidity of Bitcoin or other digital assets may also be reduced and damage to the public perception of Bitcoin or other digital assets may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin or other digital asset-related services or accept Bitcoin or other digital assets as payment, which could also decrease the price of Bitcoin or other digital assets. Similarly, the open-source nature of the Bitcoin blockchain or other digital asset blockchains means the contributors and developers of the Bitcoin blockchain or other digital assets are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade such blockchains could adversely affect such blockchains and negatively affect the price of Bitcoin or other digital assets.

The launch of central bank digital currencies (“CBDCs”) may change consumer preferences and the perceived value or prospects of digital assets.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, and change consumer preferences and the perceived value or prospects of digital assets.

HBAR is the native token of the Hedera public network, which differs materially from conventional blockchains. Investing in or holding HBAR could expose us to risks specific to Hedera’s technology, governance, and token economics.

The Hedera network is governed and controlled by the Hedera Governing Council, which is comprised of a limited number of multinational corporations and academic institutions, and it retains the authority to direct protocol upgrades, determine validator participation, and influence network policy. Therefore, control is concentrated in a small group and decisions adverse to HBAR holders could be made without broad community consent. Hedera’s hashgraph consensus algorithm remains relatively new and previously undiscovered weaknesses may emerge as usage grows. Certain features of HBAR, such as token freezing, KYC/AML compliance flags, and issuer-controlled minting and burning, could expose network participants and developers to heightened scrutiny under evolving securities, commodities, and payments regulations across multiple jurisdictions.

The WECAN tokens are novel, highly speculative digital assets that entail risks beyond those inherent in Ethereum-based ERC-20 tokens

WECAN tokens rely on a proprietary and semi-permissioned infrastructure, which may concentrate operational control and create a single point of systemic failure. Given that the WECAN tokens are used in digital identity, such as KYC/AML verification, and data auditability functions, there is a risk of heightened exposure to regulatory and compliance oversight across multiple jurisdictions. Since the WECAN tokens have low trading volumes and a high token supply, there is a greater risk of price manipulation, impaired secondary market exit, and dilution upon the release of vested or reserved token allocations. Further, the success of the WECAN token, in part, is dependent on enterprise adoption and strategic partnerships and if those do not materialize, the WECAN token may lose value or cease to exist. The WECAN token is built on the ERC-20 standard, and it is, therefore, exposed to technical vulnerabilities in the ERC-20 standard and in any bridging mechanisms used to link Ethereum and the WECAN infrastructure.

Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

The governance of some digital asset networks and protocols, such as the Bitcoin and Ethereum Networks, is generally by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital networks and protocols is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s or protocol’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation.

If a significant majority of users and validators were to adopt amendments to the networks for the Approved Crypto-Currencies based on the proposals of such core developers, the networks for the Approved Crypto-Currencies would be subject to new source code that may adversely affect the value of the Approved Crypto-Currencies.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Approved Crypto-Currencies, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Approved Crypto-Currencies and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our holdings and potential holdings of the Approved Crypto-Currencies or other digital assets. The Approved Crypto-Currencies and other blockchain-based cryptocurrencies and the entities that provide services to participants in the digital asset ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our Approved Crypto-Currencies in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians that we may engage to hold our Approved Crypto-Currencies;

•	harm to our reputation and brand;

•	improper disclosure of data and violations of applicable data privacy and other laws; or

•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader blockchain ecosystem or in the use of the blockchain ecosystems to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Bitcoin and/or Ethereum, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing or future military and/or geopolitical conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital asset industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We face risks relating to the custody of any Approved Crypto-Currency we may hold, including the loss or destruction of private keys required to access such digital assets and cyberattacks or other data loss relating to our digital asssets.

We intend to hold our Approved Crypto-Currencies with regulated custodians that have duties to safeguard our private keys. Our holdings of any of our Approved Crypto-Currencies may be concentrated with a single custodian from time to time. In light of the significant amount of Approved Crypto-Currencies we may hold, we would seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Approved Crypto-Currencies we may hold as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody any of the Approved Crypto-Currencies we may hold, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States or consolidation in the custody industry, we may need to take other measures to custody any of the Approved Crypto-Currencies we may hold, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Any insurance that we obtain that would covers losses of our holdings of digital assets may only cover a small fraction of the value of the entirety of our digital asset holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we may have or that such coverage will cover losses with respect to our digital assets. Moreover, the use of custodians may expose us to the risk that the digital assets that custodians may hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such digital assets. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our digital assets.

The Approved Crypto-Currencies are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which such digital assets are held. While the blockchain ledger for the Approved Crypto-Currencies requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Approved Crypto-Currencies held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Approved Crypto-Currencies held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Bitcoin and blockchain ledger, as well as other digital assets and Decentralized Ledger technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Our digital asset treasury strategy exposes us to risk of non-performance by counterparties

Our digital asset treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of the digital assets, a loss of the opportunity to generate funds, or other losses.

One of the counterparty risks with respect to digital assets is custodian default in the performance of obligations under the various custody arrangements we may enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, and placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that any custodially-held digital assets will not become part of the custodian’s insolvency estate if one or more of the custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our digital assets, we would become subject to additional counterparty risks. Although no such strategies are contemplated at this time, we will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could affect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodians with which we may custody substantially all of our digital assets, could have a material adverse effect on our business, prospects, financial condition, and operating results.

The availability of spot Bitcoin Exchange Traded Products and Ethereum Exchange Traded Products (ETPs) may adversely affect the market price of our ordinary shares.

Although Bitcoin, Ethereum and other digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to Bitcoin and Ethereum through traditional investment channels, and instead generally were only able to hold Bitcoin and Ethereum through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin or Ethereum directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin or Ethereum holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin and Ethereum through investment vehicles that hold Bitcoin and Ethereum, respectively, and issue shares representing fractional undivided interests in their underlying Bitcoin or Ethereum holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums or discounts to net asset value, or NAV, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin or Ethereum, or due to the inability to convert such instruments to digital asset holdings, or withdraw digital assets from such facilities.

In 2024, the SEC approved the listing and trading of spot Bitcoin ETPs and spot Ethereum ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. To the extent investors view our ordinary shares as providing exposure to Bitcoin or Ethereum, it is possible that the value of our ordinary shares may have included (or may in the future include) a premium over the value of Bitcoin or Ethereum we were expected to hold (or that we may in the future hold) due to the prior scarcity of traditional investment vehicles providing investment exposure to Bitcoin or Ethereum or may be subject to declined due to investors now having a greater range of options to gain exposure to Bitcoin and Ethereum and investors choosing to gain such exposure through ETPs rather than our ordinary shares.

Although we are an operating company with a post-quantum technology hardware and software solutions business, and we believe we offer a different value proposition than a passive Bitcoin or Ethereum investment vehicle such as a spot Bitcoin ETP or spot Ethereum ETP, investors may nevertheless view our ordinary shares as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP or spot Ethereum ETP instead of our ordinary shares. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin or Ethereum that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot Bitcoin ETPs or spot Ethereum ETPs, we (i) do not seek for our shares to track the value of the underlying Bitcoin or Ethereum we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable spot Bitcoin ETPs and spot Ethereum ETPs to continuously align the value of their shares to the price of the underlying Bitcoin or Ethereum they hold through share creation and redemption, (iii) are a British Virgin Islands corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin and Ethereum holdings or our daily NAV. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our ordinary shares.

As a result of the foregoing factors, availability of spot Bitcoin ETPs and spot Ethereum ETPs on U.S. national securities exchanges could have a material adverse effect on the market price of our ordinary shares

Our digital asset treasury strategy subjects us to enhanced regulatory oversight.

As noted above, several spot Bitcoin ETPs and spot Ethereum ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at NAV. Even though we are not, and do not function in the manner of, a spot Bitcoin ETP or a spot Ethereum ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our holdings of digital assets. For example, if we hold a substantial portion of our assets in the form of digital assets, or if we earn a substantial portion of our income from digital assets, regulators could take the position that we are a commodity pool operator or otherwise subject to regulations (including registration requirements) under the Commodity Exchange Act of 1936 (as amended, the “CEA”) and/or, to the extent such digital assets are treated as securities, that we are an investment company subject to regulations (including registration requirements) under the Investment Company Act of 1940 (as amended, the “ICA”). We currently do not believe that our planned digital asset treasury strategy will require registration under the CEA or the ICA, but if regulators believe otherwise, we could be subject to enforcement action, or we may be required to discontinue such strategy or incur substantial costs to register and comply with regulations under the CEA and/or the ICA.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and plan take care to only acquire our digital assets through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our Approved Crypto-Currencies from bad actors that have used digital assets to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in digital assets by us may be restricted or prohibited.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased, and are highly likely to continue to increase, enforcement activity, and are likely to adopt new regulatory requirements in response to FTX Trading’s collapse. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in digital assets.

In addition, private actors that are wary of digital assets or the regulatory concerns associated with digital assets may in the future take further actions that may have an adverse effect on our business or the market price of our ordinary shares.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of our digital assets.

Digital asset trading venues are relatively new and, in many cases, unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many crypto assets trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of Bitcoin, Ethereum or other digital asset trading and/or are subject to regulatory oversight, in the event one or more Bitcoin, Ethereum or other digital asset trading venues cease or pause for a prolonged period the trading of Bitcoin, Ethereum or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. Any actual or perceived false trading in the digital asset markets, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our Approved Crypto-Currencies. Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in any of the Approved Crypto-Currencies and the broader digital asset ecosystem and greater volatility in the price of the Approved Crypto-Currencies. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of Bitcoin and other digital assets significantly declined. As the price of our ordinary shares could be affected by the value of any digital assets we may hold, the failure of a major participant in the digital asset ecosystem could have a material adverse effect on the market price of our ordinary shares.

Our failure to deal appropriately with conflicts of interest could adversely affect our businesses.

Certain of our executive officers, members of our Investment Committee and members of the Board of Directors engage in personal investment activities. These personal investments, done in their individual capacities or through affiliated investment vehicles, may give rise to potential conflicts or perceived conflicts between the personal financial interests of the executive officers, members of our Investment Committee or members of the Board of Directors and the interests of us, any of our subsidiaries or any stockholder other than such executive officers, members of our Investment Committee or members of the Board of Directors.

In addition, our Chairman, Chief Executive Officer and member of the Board of Directors, Carlos Moreira, is a member of the board of directors of WeCan Group SA (“WeCan”), the developer of the WECAN token. As of September 22, 2025, we held a 28.3% equity stake in WeCan. While Mr. Moreira will recuse himself from any decision making regarding any investment in the WECAN token, these relationships may give rise to potential conflicts or perceived conflicts between Mr. Moreira’s duty as a member of the board of directors of WeCan and his duty to our Company.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to holdings of digital assets.

Our historical financial statements do not fully reflect the potential variability in earnings that we may experience in the future from acquiring, holding or selling significant amounts of digital assets.

The price of Bitcoin and other digital assets has historically been subject to dramatic price fluctuations and is highly volatile.

We expect to determine the fair value of our Approved Crypto-Currencies based on quoted (unadjusted) prices on the applicable exchange (if available), and following adoption of ASU 2023-08, will be required to measure our holdings of the Approved Crypto-Currencies at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Approved Crypto-Currencies in net income each reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our ordinary shares. Conversely, any sale of our Approved Crypto-Currencies at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Due in particular to the volatility in the price of Bitcoin, Ethereum and HBAR, we expect our adoption of ASU 2023-08 to increase the volatility of our financial results and it could significantly affect the carrying value of our Bitcoin and Ethereum on our balance sheet. Due to the Company’s investment in WeCan Group SA, the developer of the WeCan token, our investment in the WeCan token will be valued at cost and reviewed periodically for indicators of impairment. Gains in the value of the WECAN token will only be recognized upon sale of the token.

Due to anticipated future purchases, we expect that the proportion of our total assets represented by our holdings of the Approved Crypto-Currencies will increase in the future. As a result, and in particular with respect to the periods with respect to which ASU 2023-08 will apply, and for all future periods, volatility in our earnings may be significantly more than what we experienced in prior periods.

The emergence or growth of new digital assets, including those with significant private or public sector backing, could have a negative impact on the price of the Approved Crypto-Currencies and adversely affect our business

There are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets. If such new digital assets are perceived as superior to those we may hold, those new digital assets could gain market share relative to those we may hold and the value of digital assets we may hold could decline or otherwise be lower than it otherwise would have been.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, Bitcoin, Ethereum and other digital assets we may hold as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of the Approved Crypto-Currencies we may hold to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our holdings of digital assets will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital asset markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. For example, a number of Bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our holdings of digital assets may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, the Approved Crypto-Currencies we intend to hold with our custodians and transact with our trade execution partners do not (and may not in the future) enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets, or otherwise generate funds using digital asset holdings, including in particular during times of market instability or when the price of our digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions using our digital assets as collateral, or otherwise generate funds using our digital asset holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We are not registered as an investment company under the Investment Company Act of 1940 (as amended, the “ICA”) or as a Commodity Pool Operator, Commodity Trading Advisor or otherwise under the Commodity Exchange Act of 1936 (as amended, the “CEA”) and shareholders do not have the protections associated with ownership of shares in a registered investment company under the ICA nor the protections afforded by the CEA.

The ICA is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset values; changes in the character of investment companies without the consent of investors; and investment companies engaging in excessive leveraging. To accomplish these ends, the ICA requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Company is not registered as an investment company under the ICA, and believes that it is not required to register as such under the ICA. Consequently, our shareholders do not have the regulatory protections provided to investors in investment companies.

The Company will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the U.S. Commodity Futures Trading Commission (the “CFTC”), and believes that it is not a commodity pool for purposes of the CEA, and is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor. Consequently, our shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory change reclassifying Bitcoin, Ethereum or other digital assets as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of Bitcoin, Ethereum or our other digital asset holdings and the market price of our ordinary shares.

Under Sections 3(a)(1)(A) and (C) of the ICA, a company generally will be deemed to be an “investment company” for purposes of the ICA (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the ICA, and are not registered as an “investment company” under the ICA as of the date hereof.

While certain SEC officials have stated their personal view that Bitcoin is not a “security” for purposes of the federal securities laws, and the SEC closed an investigation into Ethereum and will not pursue charges alleging that sales of Ethereum are securities transactions, a contrary determination by the SEC, a determination that other digital assets we may hold are securities (or our purchase of any of the Approved Crypto-Currencies via a securitized product) could lead to our classification as an “investment company” under the ICA, if the portion of our assets consisting of digital assets treated as securities, together with other securities we hold, exceeds the applicable thresholds in the ICA, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the ICA and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the ICA and corresponding SEC regulations. If any of our digital assets are determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of such digital assets that constitute investment securities under the ICA. These steps may include, among others, selling our digital assets that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our digital assets at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the ICA, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company. If we were unsuccessful, then we would have to register as an investment company, and the additional regulatory restrictions imposed by ICA could adversely affect the market price of our digital assets and in turn adversely affect the market price of our ordinary shares.

Our custodially-held digital assets may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

If digital assets we may hold with custodians are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such digital assets and this may ultimately result in the loss of the value related to some or all of such digital assets. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of digital assets, limit the availability to us of financing collateralized by digital assets, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to digital asset holdings we may have. Even if we are able to prevent any digital assets we may hold from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing any digital assets we may hold with the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our ordinary shares.

A temporary or permanent blockchain “fork” to our digital assets could adversely affect our business.

Blockchain protocols, including Bitcoin, Ethereum and the Hedera network, are open source. Any user can propose modifications to the protocol software. If a substantial majority of participants—such as miners in proof-of-work systems or validators in proof-of-stake systems—agree to adopt a proposed change, the modification may be implemented, allowing the protocol to evolve without disrupting network functionality. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s digital asset lacking interchangeability. A “hard fork” – where there is disagreement among the users about the rules of the network – can have a significant negative impact on value of the digital asset.

The Bitcoin network has been subject to “forks” that resulted in the creation of new networks, including Bitcoin cash ABC, Bitcoin cash SV, Bitcoin diamond, Bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the digital assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of Bitcoin, or any of their forked alternatives.

Furthermore, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the Bitcoin cash and Bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We intend to recognize forked and airdropped assets consistent with our custodians’ practices and policies. We may not immediately or ever have the ability to withdraw a forked or airdropped Bitcoin, Ethereum or other digital assets that is received or created with respect to Bitcoin, Ethereum and/or other digital assets that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of assets.

The due diligence procedures conducted by us and our liquidity provider to mitigate transaction risk may fail to prevent transactions with a sanctioned entity.

We plan to execute trades through liquidity providers, and will rely on these third parties to implement controls and procedures to mitigate the risk of transacting with sanctioned entities. While we expect such third-party service providers to conduct their business in compliance with applicable laws and regulations and in accordance with our contractual arrangements, there is no guarantee that they will do so. Accordingly, we may be exposed to risk that our due diligence procedures may fail. If we are found to have transacted in digital assets with bad actors that have used digital assets to launder money or with persons subject to sanctions, we may be subject to regulatory proceedings, or digital asset may be subject to freezing or forfeiture and any further transactions or dealings in digital assets by us may be restricted or prohibited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” “projects,” “forecasts” and variations of such words and similar expressions, as they relate to us, WISeKey International Holding S.A., our parent company (“WISeKey”), our management or third parties, are intended to identify the forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial performance, results of operations, market data, events or developments that SEALSQ expects or anticipates will occur in the future, as well as any other statements which are not historical facts. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward- looking statements include, but are not limited to, statements we make regarding:

These forward-looking statements include, but are not limited to, statements relating to:

•	Our anticipated goals, growth strategies and profitability;

•	Future operating or financial results;

•	Our planned capital expenditure program for additional production lines to be added to our supply chain;

•	The development of our post-quantum cryptography products and our expectation to generate revenue from such products;

•	The potential for post-quantum cryptography products and estimated market size and market growth including with respect to our long-term business strategy for post-quantum cryptography;

•	Our intention to make investments in sales and marketing operations including research and development (“R&D”) of new products such as post- quantum cryptography;

•	Our plans for global customer base expansion;

•	The establishment of a Design Center, Outsource Semiconductors Assembly and Testing (“OSAT”) and Personalization project and the projected additional revenue that it will generate;

•	Our anticipated pipe growth in 2026;

•	Our belief that the products resulting from our R&D will create additional opportunities for growth;

•	Our expectation about the development of the markets for SEALSQ, including post-quantum cryptography products, customized security offerings through Application-Specific Integrated Circuit (“ASICs”), expanding the role of Metaverse, increase in cyber threats and growth of secure hardware market, growing demand for Internet of Things (“IoT”) solutions, and increase in cybersecurity spending based on recent regulations and legislation;

•	Our intent to invest heavily in the ongoing development of our products and technology, including anticipated fab capacity expansion and utilization and expected ramp and production timelines for the Company’s post-quantum semiconductors;

•	Our expectation that we will continue to gain several benefits from our parent company, WISeKey, including the financial reporting and legal support via certain service agreements;

•	Our forecasted decrease in the sales of our traditional semiconductor chips, as our customers transition towards post- quantum semiconductor technologies;

•	Our investment in quantum-as-a-service and quantum computing in the cloud;

•	Changes in global trade policies, including the adoption and expansion of tariffs and trade barriers, that could affect the macro- economic environment and adversely impact the demand for our products;

•	The availability and costs of equipment, raw materials, utilities, third-party manufacturing services and technology, or other supplies required by our operations;

•	The timing, size, composition, and performance of our treasury fund, including our plans to acquire, hold, rebalance, or dispose of Bitcoin, Ethereum, HBAR and WECAN, expected benefits to liquidity, diversification, capital allocation, and shareholder value, and our risk management, custody, accounting, and compliance practices;

•	The anticipated future growth of the Company as a result of the acquisition of IC’ALPS;

•	The future revenue that will be generated by IC’ALPs; and

•	Assumptions underlying or related to any of the foregoing.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us and are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those factors include, in addition to those set forth in Item 3.D. “Risk Factors” in this prospectus of our 2024 Annual Report on Form 20-F and those included elsewhere in this report, among others, the following:

•	The adoption by developers and customers of quantum computing;

•	Our ability to sell post-quantum cryptography products to customers;

•	The inability to realize estimated financial position, results of operations or cash flows;

•	Our ability to anticipate market needs and opportunities;

•	Our ability to attract new customers and retain existing customer base;

•	Our ability to foster innovation, to develop new products and enhancements to our existing products;

•	The demand for our products or for the goods into which our products are incorporated;

•	Our expectation that order commitments and non-cancellable orders we received are properly executed;

•	The sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	The impact of any supply chain disruption that we may experience;

•	Our dependency on the timely supply of equipment and materials from our third-party suppliers;

•	Our ability to protect our intellectual property rights;

•	Our ability to keep pace with technical advances in cryptography and semiconductor design;

•	Our ability to raise funds for investment by cash flow from operating activities, advance payments from a key customer, and grants and other available subsidies from funding agencies;

•	Our ability to reduce our cost structure and general and administrative costs;

•	Our ability to attract and retain qualified employees and key personnel;

•	Our ability to attract new customers and retain and expand within our existing customer base;

•	Our ability to foster innovation, to develop new products and enhancements to our existing products;

•	Our ability to integrate IC’ALPS into our existing operations and realize anticipated benefits, synergies, efficiencies, cost savings, and growth opportunities, and the timing thereof;

•	The future growth of the information technology and cybersecurity industry;

•	Risks relating to SEALSQ’s ability to implement its growth strategies;

•	Our ability to successfully form new strategic partnerships with our alliance partners;

•	Our ability to continue beneficial transactions with material parties, including WISeKey and a limited number of significant customers;

•	Our ability to prevent security breaches and unauthorized access to confidential customer information;

•	Our ability to comply with modified or new laws and regulations relating to our industries;

•	The activities of our competitors and the introduction of competing products by our competitors;

•	Market demand and semiconductor industry conditions;

•	Our ability to successfully introduce new technologies and products;

•	Uncertain negative effects from the imposition by the United States of tariffs, sanction or other restrictions;

•	The cyclical nature of the semiconductor industry;

•	An economic downturn in the semiconductor industry;

•	Our ability to comply with U.S. and other applicable international laws and regulations;

•	Changes in our overall tax position as a result of changes in tax laws or tax rates, new or revised legislation, the outcome of tax audits or changes in international tax treaties which may impact our results of operations as well as our ability to accurately estimate tax credits, benefits, deductions and provisions and to realize deferred tax assets;

•	Fluctuations in the exchange rates between the U.S. dollar and the other major currencies we use for our operations;

•	Our ability to collect accounts receivable;

•	Changes in certain commodities used as raw material, which may affect our gross margin; and

•	How long we will qualify as an emerging growth company or a foreign private issuer.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU TO IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

CAPITALIZATION

Our capitalization, if required, will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds of this offering for general corporate purposes, which may include but are not limited to merger and acquisition activities, working capital, research and development expenditure, and strategic investment opportunities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any proceeds from the sale of the securities by the selling shareholders, if any.

DESCRIPTION OF ORDINARY SHARES

The following description of our share structure is a summary of the material terms of our amended and restated memorandum and articles of association and BVI corporate law regarding our shares and the holders thereof. This description contains all material information concerning our shares but does not purport to be complete.

General

We are a British Virgin Islands Business Company (company number 2095496) and our affairs are governed by our amended and restated memorandum and articles of association (“Articles”), the BVI Business Companies Act, Revised Edition 2020 (“BVI Act”) and common law of the British Virgin Islands. Based upon the Articles, we are authorized to issue a maximum of 510,000,000 shares in two classes as follows:

(a)	500,000,000 Ordinary Shares with a par value of USD 0.01 per share (“Ordinary Shares”); and

(b)	10,000,000 Class F Shares with a par value of USD 0.05 per share (“Class F Shares”).

As of the date of this prospectus, 177,400,997 Ordinary Shares are issued and outstanding and 1,499,800 Class F Shares are issued and outstanding. No preferred shares are issued or outstanding or authorized by our Articles. The following description summarizes the material terms of our shares as set out more particularly in our Articles. Because it is only a summary, it may not contain all the information that is important to you.

Share Rights

Each Ordinary Share confers upon the shareholder:

(a)	the right to attend any meeting of shareholders;

(b)	the right to one vote per Ordinary Share on any resolution of shareholders as against each other Ordinary Share but, as a class, the Ordinary Shares shall retain 50.01% of the Company’s voting power;

(c)	the right to an equal share in any dividend paid by the Company against each other Ordinary Share, which shall be one fifth of any amount paid by the Company against each Class F Share but which shall not rank in preference or be subordinate to any other share;

(d)	the right to an equal share in the distribution of the surplus assets of the Company against each other Ordinary Share, which shall be one fifth of any amount paid by the Company against each Class F Share but which shall not rank in preference to any other share; and

(e)	such other rights and entitlements as may be specified in the Articles.

Our Ordinary Shareholders have no conversion, pre-emptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Ordinary Shares.

Each Class F Share confers upon the shareholder:

(a)	the right to attend any meeting of shareholders;

(b)	a number of votes per Class F Share, on any matter that is submitted to a vote of shareholders, that would cause the total votes of all Class F Shares to equal 49.99% of the voting power of all shares (or, if the applicable voting standard is “a majority of the shares present in person or represented by proxy and entitled to vote on such matter”, 49.999999% of the voting power of shares present in person or represented by proxy and entitled to vote on such matter);

(c)	the right to an equal share in any dividend paid by the Company against each other Class F Shares, and which shall be five times greater than any amount paid by the Company against each Ordinary Share but which shall not rank in preference to any other share; and

(d)	the right to an equal share in the distribution of the surplus assets of the Company against each other Class F Shares, and which shall be five times greater than any amount paid by the Company against each Ordinary Share but which shall not rank in preference to any other share.

The Class F Shares are subject to mandatory and automatic redemption, in the event of a change of control (being the acquisition by any person or entity, alone or jointly, of more than 50% of the voting rights of any Class F Shareholder which is a corporate entity), as determined by the Company’s board of directors, in exchange for the issuance of new Ordinary Shares at a ratio of five (5) Ordinary Shares for each one (1) Class F Share redeemed.

The Class F Shares are non-transferable.

The Company and the holders of the Class F Shares have entered into a Class F Shareholders’ Agreement that provides, among other things, that the holders of Class F Shares:

•	will vote the Class F Shares held by them as one and in accordance with the majority (by the number of shares held) view of the holders of the Class F Shares; and

•	are bound by the redemption provisions set out in the Articles and that they will take all necessary action to comply with them.

Register of Members

Under the BVI Act, the shares are deemed to be issued when the name of the shareholder is entered in the register of members. Our register of members will be maintained by our transfer agent, Computershare Inc.

If:

(a)	information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register; or

(b)	there is unreasonable delay in entering information in the register,

a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

We have not paid any cash dividends on our shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings. Under the laws of the British Virgin Islands and our Articles, we may only pay a dividend or make a distribution to our shareholders if, following such dividend or distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. In addition, the Second Tranche Notes prohibit us and our subsidiaries from paying dividends or other cash distributions, except for intercompany transfers to us and payments to WISeKey.

Comparison of Shareholder Rights

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Class actions and derivative actions are generally not available to shareholders under British Virgin Islands law.

The British Virgin Islands courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum and articles of association. Furthermore, consideration would be given by a British Virgin Islands court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the High Court of the British Virgin Islands, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	The Articles contain a provision that the board of directors has the power to determine the remuneration, if any, of the directors.

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The Articles provide that the directors shall be appointed at the Company’s annual general meeting and will hold office until the next annual general meeting or until their earlier death, resignation or removal. Re-election is possible. The directors of the Company may appoint directors where there is a vacancy.

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•     any breach of a director’s duty of loyalty to the corporation or its shareholders;

•     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•    statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•     any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•  by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•  by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•   by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•   by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Section 132 of the BVI Act, and the Articles, provide that, subject to certain limitations, SEALSQ shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Section 133 of the BVI Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to them in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: • the duty of care; and • the duty of loyalty.

The BVI Act imposes a duty on directors and officers of a British Virgin Islands company:

(a)  to act honestly and in good faith and in what the director believes to be in the best interests of the company when exercising their powers as a director;

(b)  to exercise the reasonable care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:

i.    the nature of the company;

ii.   the nature of the decision; and

iii.   the position of the director and the nature of their responsibilities;

(c)    to exercise their duties for proper purpose and in accordance with the BVI Act and the memorandum and association of the company; and

(d)    to disclose any interest which they have in a transaction entered into or to be entered into by the company.

The statutory duties imposed on directors, by the BVI Act, are further supplemented by common law duties established (over centuries) of case law. There is considerable overlap between the common law and the BVI Act and in most circumstances it is not necessary to consider the two separately.

In addition, the BVI Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The BVI Act also imposes a duty on directors and officers of a British Virgin Islands company to:

(a)   act honestly and in good faith with a view to the best interests of the company; and

(b)   exercise the care, diligence and skill that a reasonable director or officer would exercise in the same circumstances.

In addition, the BVI Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	The BVI Act provides that shareholders may take action by written consent. Under the Articles a resolution in writing is passed when it is signed by the shareholders of the Company who at the date of the notice of the resolution represent such majority of votes of shares as would be entitled to vote on such resolution.
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.	Under the Articles, shareholders entitled to exercise 30% or more of the voting rights, in respect of the matter for which the meeting is requested, can require the directors to convene a meeting of shareholders.
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.

Under British Virgin Islands law, the voting rights of shareholders are regulated by the company’s memorandum and articles of association and, in certain circumstances, by the BVI Act.

The Articles do not provide for cumulative voting.

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under the Articles, a director may be removed:

(a)   with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the shares entitled to vote; or

(b)   with cause, by resolution of directors passed by all directors other than the director being removed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	There is no similar law in the British Virgin Islands.
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

As permitted by the BVI Act and our Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

A company may also be wound up where a court deems it just and equitable to do so and in circumstances where they are insolvent in accordance with the terms of the BVI Insolvency Act.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Under the Articles, the rights conferred upon the holders of our shares of any class may only be varied with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a meeting of the shares of that class by the affirmative vote of a majority of the votes of the shares of that class which were present at the meeting and were voted.
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A British Virgin Islands company’s memorandum and articles of association may be amended by resolutions of the board of directors and the shareholders, subject to the BVI Act and the memorandum and articles of association.
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the BVI Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), a list of the current directors and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A shareholder of a company is entitled, on giving written notice to the company, to inspect:

(a)  the memorandum and articles;

(b)  the register of members;

(c)  the register of directors; and

(d)  the minutes of meetings and resolutions of members and of those classes of members of which they are a member,

and to make copies of or take extracts from the documents and records referred to above.

Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to a British Virgin Islands Court for an order that they should be permitted to inspect the document or to inspect the document without limitation.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•    out of its surplus, or

•    in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Under British Virgin Islands law, the board of directors may declare a dividend without shareholder approval, but a company may not declare or pay dividends if there are reasonable grounds for believing that:

(a)   the company is, or would after the payment be, unable to pay its debts as they fall due; or

(b)   that the value of the company’s assets would be less than its liabilities.

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

The number of shares that a British Virgin Islands company is authorized to issue is set out in the memorandum and articles of association.

The Articles provide that the company is authorized to issue 510,000,000 shares in two classes as follows:

(a)    500,000,000 Ordinary Shares; and

(b)   10,000,000 Class F Shares.

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The consolidation or merger of a British Virgin Islands company with another company or corporation (other than certain affiliated companies) requires the consolidation or merger to be approved by the company’s board of directors and by its shareholders. Unless the company’s memorandum and articles of association provide otherwise, the approval of a majority of the shareholders voting at a meeting of shareholders is required to approve the consolidation or merger agreement.

Under British Virgin Islands law, in the event of a consolidation or merger of a British Virgin Islands company with another company or corporation, a shareholder of the British Virgin Islands company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may seek fair value for those shares in accordance with Section 179 of the BVI Act.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the number of warrants outstanding, if any;

•	any material BVI and/or U.S. federal income tax consequences;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the designated office of the warrant agent in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase Ordinary Shares will not have any rights of holders of Ordinary Shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying Ordinary Shares and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless, and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset that, other factors held constant, tends to decline in value over time and that may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, the dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, the dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations and, as such, will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the warrant expiration date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the designated office of the warrant agent in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each Ordinary Share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the Ordinary Shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” below and “Incorporation of Certain Documents by Reference” below. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the material terms of a unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” below and “Incorporation of Certain Documents by Reference” below. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material BVI and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling shareholders for the resale of any securities registered thereunder, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of securities beneficially owned by such selling shareholder and the number of securities they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

The securities described in this prospectus may be sold by us and by selling shareholders (in each case as specified in the applicable prospectus supplement) through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The securities described in this prospectus may be distributed from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used for the sale of securities described in this prospectus, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the securities on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. The securities described in this prospectus may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If a dealer is used in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities offered, other than Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

The securities may be sold directly or through agents so designated from time to time. Any agent involved in the offering and sale of securities and any commissions paid to the agent will be described in the applicable prospectus supplement.

Agents or underwriters may be authorized to solicit offers by institutional investors to purchase securities from us or from selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions to be paid for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us, from the selling shareholders or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Islands law in connection with this offering are being passed upon for us by Harney Westwood & Riegels (BVI) LP. Certain matters of U.S. federal and New York law are being passed upon for us by Patterson Belknap Webb & Tyler LLP, New York, New York.

EXPERTS

The financial statements of SEALSQ Corp as of and for the year ended December 31, 2024 and December 31, 2023, in each case incorporated by reference in this prospectus from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the reports of BDO Ltd, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The financial statements of SEALSQ Corp Predecessor as of and for the year ended December 31, 2022, incorporated by reference in this prospectus from the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of BDO Rhône Alpes, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed), and, to the extent designated therein, reports on Form 6-K, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025;

•	our Reports on Form 6-K furnished by us to the SEC on March 21, 2025 and March 24, 2025, April 9, 2025, and May 1, 2025, May 6, 2025, and May 14, 2025, May 19, 2025, May 20, 2025, May 22, 2025, May 27, 2025, and June 17, 2025, July 15, 2025, August 4, 2025, September 22, 2025, September 26, 2025, October 7, 2025, October 9, 2025 (Film No. 251383869), October 14, 2025 (Film No. 251389944), October 14, 2025 (Film No. 251391690) and October 16, 2025;

•	Exhibit 99.2 (except for Sections 1.1, 1.2, 2.2.3, 2.2.4, 2.3.1, and 2.4) and Exhibit 99.3 to the Report on Form 6-K furnished by us to the SEC on September 9, 2025; and

•	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on May 18, 2023, as amended by Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 20, 2025, as further amended and supplemented by the description of our Securities contained in this prospectus under “Description of Ordinary Shares,” including any subsequent amendment or any report filed for the purpose of updating such description.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

SEALSQ Corp

Avenue Louis-Casaï 58

1216 Cointrin

Switzerland

Tel: 011-41-22-594-3000

Fax: 011-41-22-594-3001

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also generally make available on our own website (www.sealsq.com) our half-year and year-end financial statements as well as other information.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.sealsq.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands and our principal executive offices are located outside the United States. Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Furthermore, there is substantial doubt that courts in jurisdictions outside the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

SEALSQ CORP

PROSPECTUS

October 20, 2025

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Articles provide that, subject to certain limitations, the Company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity is only permitted under the BVI Act and the Articles if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that their conduct was unlawful, is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that their conduct was unlawful.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Articles. The Articles also permit the Company to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the Company’s officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their statutory or fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and the shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are reasonable and necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a) (1)  (ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Rule 3-19 of Regulation S- X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about, prepared by or on behalf of, the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

3.1

Amended and Restated Memorandum and Articles of Association of SEALSQ Corp adopted on 6 October 2025

(incorporated by reference to Exhibit 1.1 to the Company ’s Report on Form 6-K (File No. 001-41709) filed with the SEC on October 7, 2025)

4.1*	Form of Warrant Agreement

4.2*	Form of Unit Agreement

4.3*	Form of Subscription Right Agreement

5.1**	Opinion of Harney Westwood & Riegels (BVI) LP regarding the validity of securities being registered

23.1**	Consent of BDO Ltd, an independent public accounting firm

23.2**	Consent of BDO Rhône-Alpes, an independent public accounting firm

23.3**	Consent of Harney Westwood & Riegels (BVI) LP (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page to the initial filing of the registration statement)

107**	Filing Fee table

* To be filed by amendment or by a report filed under the Exchange Act, and incorporated herein by reference, if applicable.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cointrin, Switzerland on the 20th day of October 2025.

SEALSQ Corp
(Registrant)

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos Moreira and John O’Hara, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same distribution which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 20, 2025.

Signature	Title

/s/ Carlos Moreira	Chief Executive Officer and Director
Carlos Moreira	(Principal Executive Officer)

/s/ John O’Hara	Chief Financial Officer and Director
John O’Hara	(Principal Financial Officer and Principal Accounting Officer)

/s/ Cristina Dolan	Director
Cristina Dolan

/s/ David Fergusson	Director
David Fergusson

/s/ Eric Pellaton	Director
Eric Pellaton

/s/ Hossein Rahnama	Director
Hossein Rahnama

/s/ Ruma Bose	Director
Ruma Bose

/s/ Peter Ward	Director
Peter Ward

United States Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement or amendment thereto in the City of New York, State of New York, on October 20, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency